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                                                                    Exhibit 24.1

                                POWER OF ATTORNEY


           KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors of TELXON CORPORATION, a Delaware corporation ("Registrant"), hereby constitutes and appoints Frank E. Brick, Kenneth W. Haver and Glenn S. Hansen, and each of them, with full power to act without the others, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to prepare or cause to be prepared and to sign a Registration Statement on Form S-8 under the provisions of the Securities Act of 1933, as amended (the "Act"), with respect to the shares of Registrant's Common Stock, par value $.01 per share (the "Common Stock"), approved by vote of Registrant's stockholders at the Annual Meeting thereof held September 10, 1997 for addition to those authorized for issuance to Registrant's employees pursuant to the exercise of stock options granted them from time to time under Registrant's 1990 Stock Option Plan, and any and all amendments to such Registration Statement and to file the same, including all exhibits thereto and other documents required in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might and could do in person, hereby ratifying and affirming all that said attorneys-in-fact and agents and any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have subscribed this instrument effective as of November 14, 1997.


         /s/ Richard J. Bogomolny                /s/ Robert A. Goodman
         --------------------------------        ------------------------------
         Richard J. Bogomolny, Director          Robert A. Goodman, Director


         /s/ Frank E. Brick                      /s/ Raj Reddy
         --------------------------------        ------------------------------
         Frank E. Brick, Director                Raj Reddy, Director


         /s/ John H. Cribb                       /s/ Norton W. Rose
         --------------------------------        ------------------------------
         John H. Cribb, Director                 Norton W. Rose, Director